Exhibit 24.1
SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: April 1, 2013	By:	/s/ W. John Short
W. John Short
Director and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints W. John Short, true and lawful attorney-in-fact, with the power of substitution, for him/her in any and all capacities, to sign amendments to this Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date

Principal Executive Officer:

/s/ W. John Short	Director and Chief Executive Officer	April 1, 2013
W. John Short

Principal Financial Officer and
Principal Accounting Officer

/s/ J. Dale Belt	Chief Financial Officer and Secretary	April 1, 2013
Jerry Dale Belt

Additional Directors:

/s/ David Goldman	Director	April 1, 2013
David Goldman

/s/ Baruch Halpern	Director	April 1, 2013
Baruch Halpern

/s/ Henk W. Hoogenkamp	Director	April 1, 2013
Henk W. Hoogenkamp

/s/ Richard H. Koppes	Director	April 1, 2013
Richard H. Koppes

/s/ Robert C. Schweitzer	Director and Chairman	April 1, 2013
Robert C. Schweitzer